Blue Owl Capital Inc. Fourth Quarter 2022 Earnings February 13, 2023

2 About Blue Owl Blue Owl Capital Inc. (“Blue Owl” or the “Company”) is a global alternative asset manager with $138.2 billion of assets under management as of December 31, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 30 years of experience building alternative investment businesses. Blue Owl employs over 545 people across 10 offices globally. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange (“NYSE”); Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward- looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Disclosures Copyright© Blue Owl Capital Inc. 2023. All rights reserved.

3 Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, and the continued impact of COVID-19, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slide in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Disclosures

Blue Owl Overview

With over $138 billion of assets under management, Blue Owl is a leading provider of private capital solutions

Investment Strategies

Direct Lending

- A leading direct lending business with $68.6 billion in AUM
- Focused on lending to middle- and upper-middle-market companies backed by leading private equity sponsors
- Demonstrated ability to source proprietary investment opportunities with $73.3 billion in gross originations since inception

$68.6B	**Assets Under Management**
95+	**Investment Professionals**
475+	**Deals Closed**
650+	**Sponsor Relationships**

GP Capital Solutions

- A leading GP capital solutions provider to private market participants with $48.5 billion in AUM
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 75 equity and debt transactions since inception

$48.5B	**Assets Under Management**
80+	**Professionals**
10+	**Year Track Record**
55+	**Partnerships since inception**

Real Estate

- An industry-leading private equity real estate business with $21.1 billion in AUM
- Focused on acquiring high quality assets net-leased to investment grade and creditworthy entities
- Established proprietary origination strategy that has completed over 160 transactions

$21.1B	**Assets Under Management**
30+	**Professionals**
1,535+	**Assets Owned**
139	**Tenant Relationships/ Partnerships**

All data as of December 31, 2022. **Past performance is not indicative of future results.**

4

5 Blue Owl Investor Day Goals We achieved our 2022 goals as outlined at our Investor Day in May 2022 $1.3 billion of revenues 60% FRE margin For information on and reconciliation of the Company's non-GAAP measures, please see slides 27 to 29. 5 and we continue to be on track with our 2023 and 2025 goals.

6 23.6 22.0 2021 2022 2022 Annual Highlights 94.5 138.2 2021 2022 61.4 88.8 2021 2022 3.9 11.6 2021 2022 Direct Lending Gross Originations AUM FPAUM Private Wealth Fundraise 45% 46% 199% 78.8 110.7 2021 2022 Permanent Capital 8.6 24.8 2021 2022 Total Fundraise 188% 40% (7)% (dollars in billions)

7 • Dividend of $0.13 per Class A Share declared for the fourth quarter, up 8% from the prior quarter, and up 30% since the fourth quarter a year ago • Fixed Dividend of $0.14 per Class A Share announced for each quarter in 2023, or $0.56 for the year, up 22% from 2022 • Share Buyback Bought back 7.8 million OWL shares for $81.0 million in 2022 For information on and reconciliation of the Company's non-GAAP measures, please see slides 27 to 29. Fourth Quarter 2022 Highlights Financial Results Capital Metrics Corporate • GAAP Net Income of $1.6 million, or $0.00 and $0.00 per basic and diluted share, respectively • Fee-Related Earnings of $221.9 million, or $0.16 per Adjusted Share • Distributable Earnings of $215.0 million, or $0.15 per Adjusted Share • AUM of $138.2 billion, up 5% since September 30, 2022 and up 46% since December 31, 2021 ◦ FPAUM of $88.8 billion, up 6% since September 30, 2022 and up 45% since December 31, 2021 ◦ Permanent Capital of $110.7 billion, up 4% since September 30, 2022 and up 40% since December 31, 2021 ◦ AUM Not Yet Paying Fees of $10.8 billion, reflecting expected annual management fees of approximately $141 million once deployed • New Equity Capital Raised of $4.9 billion in the quarter • FPAUM Raised and Deployed of $5.2 billion in the quarter

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 4Q'22	3Q'22	4Q'21	% Change vs. 3Q'22	4Q'21	Year Ended 2022	2021	% Change vs. 2021
GAAP Revenues								
Direct Lending (including Part I Fees of $77,047, $61,646, $40,713, $230,329 and $144,552)	$ 190,863	$ 169,698	$ 120,890	12%	58%	$ 639,975	$ 433,630	48%
GP Capital Solutions (including Part I Fees of $1,053, $1,162, $1,011, $3,664 and $5,818)	127,683	157,378	106,447	(19%)	20%	491,452	234,305	110%
Real Estate	22,726	21,071	—	8%	nm	80,179	—	nm
Management Fees, Net	341,272	338,377	227,337	1%	50%	1,211,606	667,935	81%
Administrative, Transaction and Other Fees	42,020	32,609	55,276	29%	(24%)	145,895	150,037	(3%)
Realized Performance Income	12,221	—	5,906	nm	107%	12,221	5,906	107%
GAAP Revenues	**395,513**	**370,986**	**288,519**	**7%**	**37%**	**1,369,722**	**823,878**	**66%**
GAAP Expenses								
Compensation and Benefits	247,931	234,745	130,529	6%	90%	894,686	1,496,988	(40%)
Amortization of Intangible Assets	64,663	65,835	46,362	(2%)	39%	256,909	113,889	126%
General, Administrative and Other Expenses	54,955	67,972	45,450	(19%)	21%	220,610	140,268	57%
GAAP Expenses	**367,549**	**368,552**	**222,341**	**—%**	**65%**	**1,372,205**	**1,751,145**	**(22%)**
GAAP Results								
GAAP Net Income (Loss) Attributable to Blue Owl Capital Inc.	**1,592**	**2,060**	**82**	**(23%)**	**nm**	**(9,289)**	**(376,171)**	**(98%)**
Earnings (Loss) per Class A Share								
Basic	$ 0.00	$ 0.00	$ 0.00			$ (0.02)	$ (1.27)	
Diluted	$ 0.00	$ 0.00	$ (0.01)			$ (0.02)	$ (1.34)	
Supplemental Information								
Direct Lending	$ 216,325	$ 195,364	$ 172,977	11%	25%	$ 751,978	$ 570,997	32%
GP Capital Solutions	138,460	153,426	115,542	(10)%	20%	518,438	252,881	105%
Real Estate	40,728	22,196	—	83%	nm	99,306	—	nm
GAAP Revenues	395,513	370,986	288,519	7%	37%	1,369,722	823,878	66%
Management Fees as % of Permanent Capital	94%	93%	98%			93%	98%	

8

9 • GAAP Management Fees of $1.2 billion for the year increased 81% compared to 2021 • GAAP Consolidated Net Income (Loss) of $(40.2) million for the year compared to $(1.8) billion in 2021 • GAAP Net Income (Loss) Attributable to Class A Shares of $(9.3) million for the year compared to $(450.4) million in 2021 GAAP Management Fees Net Income (Loss) Attributable to Class A Shares (dollars in millions) Consolidated Net Income (Loss) Historical Trends (GAAP) (dollars in millions) (dollars in millions) 227.3 247.6 284.3 338.4 341.3 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 0.1 (11.8) (1.1) 2.1 1.6 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 (13.4) (22.9) (9.1) (10.0) 1.8 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Figures may not sum due to rounding.

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 4Q'22	Quarter Ended 3Q'22	Quarter Ended 4Q'21	% Change vs. 3Q'22	% Change vs. 4Q'21	Year Ended 2022	Year Ended Adj. 2021	% Change vs. Adj. 2021
Non-GAAP Revenues								
Direct Lending (including Part I Fees of $77,047, $61,646, $40,713, $230,329 and $144,552)	$ 190,863	$ 169,698	$ 120,890	12%	58%	$ 639,975	$ 433,630	48%
GP Capital Solutions (including Part I Fees of $1,053, $1,162, $1,011, $3,664 and $5,818)	137,452	157,378	115,369	(13%)	19%	528,835	357,937	48%
Real Estate	22,726	21,071	—	8%	—%	80,179	—	nm
FRE Management Fees, Net	351,041	348,147	236,267	1%	49%	1,248,989	791,567	58%
FRE Administrative, Transaction and Other Fees	17,317	14,826	38,592	17%	(55%)	72,751	108,075	(33%)
FRE Revenues	**368,358**	**362,973**	**274,859**	**1%**	**34%**	**1,321,740**	**899,642**	**47%**
Non-GAAP Expenses								
FRE Compensation and Benefits	101,728	98,535	84,281	3%	21%	361,041	269,285	34%
FRE General, Administrative and Other Expenses	46,139	59,075	24,515	(22%)	88%	168,277	78,994	113%
FRE Expenses	**147,867**	**157,610**	**108,796**	**(6%)**	**36%**	**529,318**	**348,279**	**52%**
Fee-Related Earnings	**221,870**	**209,814**	**165,345**	**6%**	**34%**	**800,131**	**547,403**	**46%**
Distributable Earnings	**215,001**	**191,673**	**159,182**	**12%**	**35%**	**742,802**	**523,041**	**42%**
Adjusted Per Share Information								
Fee-Related Earnings per Adjusted Share	$ 0.16	$ 0.15	$ 0.12			$ 0.57		
Distributable Earnings per Adjusted Share	$ 0.15	$ 0.14	$ 0.12			$ 0.53		
Supplemental Information								
Direct Lending	$ 206,727	$ 183,365	$ 158,389	13%	31%	$ 707,375	$ 540,604	31%
GP Capital Solutions	138,651	158,537	116,470	(13%)	19%	533,932	359,038	49%
Real Estate	22,980	21,071	—	9%	—%	80,433	—	nm
Non-GAAP FRE Revenues	368,358	362,973	274,859	1%	34%	1,321,740	899,642	47%
FRE Management Fees as % of Permanent Capital	94%	93%	98%			93%	98%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 27 to 29.

10

11 • FRE Management Fees of $1.2 billion for the year increased 58% compared to 2021 • Fee-Related Earnings of $800.1 million for the year increased 46% compared to 2021 • Distributable Earnings of $742.8 million for the year increased 42% compared to 2021 Figures may not sum due to rounding. For information on and reconciliation of the Company's non-GAAP measures, please see slides 27 to 29. FRE Management Fees Distributable Earnings (dollars in millions) 159.2 155.7 180.4 191.7 215.0 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Fee-Related Earnings Historical Trends (Non-GAAP) (dollars in millions) (dollars in millions) 165.3 171.4 197.1 209.8 221.9 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 236.3 256.6 293.2 348.1 351.0 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22

Assets Under Management

- **AUM** of $138.2 billion increased 5% during the quarter and 46% since December 31, 2021
  - The increase in AUM during the fourth quarter was primarily driven by capital raised across the platform and capital deployment activity in Direct Lending
- **FPAUM** of $88.8 billion increased 6% during the quarter and 45% since December 31, 2021
  - The increase in FPAUM during the fourth quarter was primarily driven by capital raised across the platform and capital deployment activity in Direct Lending
- **Permanent Capital** of $110.7 billion increased 4% during the quarter and 40% since December 31, 2021
  - Permanent capital generated 94% of fourth quarter management fees
- **AUM Not Yet Paying Fees** totaled $10.8 billion, reflecting expected annual FRE management fees of approximately $141 million once deployed

AUM

(dollars in billions)



94.5
15.4
39.9
39.2
102.0
16.1
41.2
44.8
119.1
16.6
45.7
56.8
132.1
18.6
47.8
65.7
138.2
21.1
48.5
68.6
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22

Fee-Paying AUM

(dollars in billions)



61.4
8.2
21.2
32.0
65.6
9.3
23.7
32.7
77.5
9.4
26.7
41.4
84.1
10.4
28.5
45.3
88.8
11.0
28.8
49.0
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22

Permanent Capital

(dollars in billions)



78.8
5.7
39.9
33.3
85.6
5.7
41.2
38.8
95.5
5.9
45.7
43.9
106.0
8.0
47.8
50.2
110.7
9.6
48.5
52.5
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22

Direct Lending | GP Capital Solutions | Real Estate

Figures may not sum due to rounding.

12

13 Total Fundraise (dollars in billions) 3.9 3.9 7.2 8.8 4.9 2.5 1.9 3.0 5.5 1.7 1.5 1.6 4.0 2.9 0.6 0.4 0.2 0.4 2.7 Real Estate GP Capital Solutions Direct Lending 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Private Wealth Fundraise (dollars in billions) 1.6 2.2 3.6 3.6 2.2 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Institutional & Other Fundraise (dollars in billions) 2.3 1.7 3.5 5.2 2.7 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Fundraising • Total Fundraise of $4.9 billion during the quarter was driven by $1.7 billion in Direct Lending, $0.6 billion in GP Capital Solutions, and $2.7 billion in Real Estate • Private Wealth Fundraise of $2.2 billion was primarily attributable to technology lending products, ORCIC and Net Lease Trust • Institutional & Other Fundraise of $2.7 billion was primarily driven by Oak Street Real Estate Capital Fund VI, Dyal Fund V and technology lending products in Direct Lending Figures may not sum due to rounding.

14Figures may not sum due to rounding. Direct Lending Products AUM Fee-Paying AUM (dollars in billions) 39.2 44.8 56.8 65.7 68.6 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 32.0 32.7 41.4 45.3 49.0 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 • AUM of $68.6 billion increased 4% during the quarter and 75% since December 31, 2021 ◦ The increase in AUM during the fourth quarter was primarily driven by capital raised across the strategy and capital deployment activity • FPAUM of $49.0 billion increased 8% during the quarter and 53% since December 31, 2021 ◦ The increase in FPAUM during the fourth quarter was primarily driven by capital raised, the expiration of the ORTIC fee holiday and capital deployment activity • Direct Originations during the quarter were $3.5 billion with net deployment of $2.5 billion • AUM Not Yet Paying Fees totaled $7.4 billion, reflecting expected annual management fees of approximately $93 million once deployed (dollars in billions)

15 40 47 52 94 99 124 156 201 263 326 418 531 586 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Market Landscape Direct Lending Continues to Expand Faster Than the Broader Alternatives Industry (dollars in billions) 7.6 4.9 7.6 6.0 3.5 5.1 3.4 4.6 3.9 2.5 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 $2.5 trillion of Private Equity Dry Powder $3.7+ trillion of Private Markets Dry Powder ??? trillion of debt to be refinanced In the context of the broader private markets industry, Direct Lending constitutes a relatively small but growing market share Compound Annual Growth Rate: 23% Direct Lending Industry AUM ($ Billions) (Includes Dry Powder and Invested Capital) Direct Lending Originations Gross Originations Net Funded Deployment Data Source: Preqin. As of January 2023 Past performance is not a guarantee of future results. There can be no assurance that historical trends will continue.

16 GP Capital Solutions AUM Fee-Paying AUM (dollars in billions) 39.9 41.2 45.7 47.8 48.5 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 21.2 23.7 26.7 28.5 28.8 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 (dollars in billions) • AUM of $48.5 billion increased 1% during the quarter and 22% since December 31, 2021 ◦ The increase in AUM during the fourth quarter was primarily driven by capital raised in Dyal Fund V • FPAUM of $28.8 billion increased 1% during the quarter and 36% since December 31, 2021 ◦ The increase in FPAUM during the fourth quarter was primarily driven by capital raised in Dyal Fund V • AUM Not Yet Paying Fees totaled $1.0 billion, reflecting expected annual management fees of approximately $16 million once deployed ~ Figures may not sum due to rounding.

Total Investable Market of GP Capital Solutions Business

Market Landscape

Investable Set Is ~25% Of Target Universe Enterprise Value

(dollars in billions)


$416
$471
$534
$600
$672
$749
~$24
~$24
~$24
2020
2021
2022
2023
2024
2025
~$24 billion raised across Dyal and peers' latest vintages[1,2]

Dyal Fund V [(3)]

(dollars in billions)

Total Fundraise $12.9B


$4.0
$8.9
Deployed/Committed
Remaining

Note 1. Figures above are calculated using our own assumptions. Enterprise value is based on our calculation of estimated aggregate distributable earnings for 2020-2025 then applying a 10.5x Enterprise Value multiple and 25% minority share.

Sources: Preqin, Pitchbook, Private Equity Firm's publicly available information, Dyal Partner Managers as of June 2021 and does not reflect any changes in the market. There can be no assurance that a Dyal Fund will invest in any of the firms included in its target universe, nor that the opportunities that may eventually be sourced will have similar characteristics to those discussed herein.

Note 2. GP Capital Solutions fundraise amount is inclusive of Dyal Fund V's current fundraise. Peers represent leading players defined by aggregate capital raised from GP stakes (inclusive of open funds).

Note 3. As of December 31, 2022, includes agreements in principle.

There can be no assurance that historical trends will continue.

17

18Figures may not sum due to rounding. Real Estate Products AUM Fee-Paying AUM (dollars in billions) 15.4 16.1 16.6 18.6 21.1 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 8.2 9.3 9.4 10.4 11.0 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 (dollars in billions) • AUM of $21.1 billion increased 13% during the quarter and 37% since December 31, 2021 ◦ The increase in AUM during the fourth quarter was primarily driven by capital raised in Oak Street Real Estate Capital Fund VI and capital raised and deployed in Net Lease Trust • FPAUM of $11.0 billion increased 6% during the quarter and 34% since December 31, 2021 ◦ The increase in FPAUM during the fourth quarter was primarily driven by capital raised in Net Lease Trust • AUM Not Yet Paying Fees totaled $2.4 billion, reflecting expected annual management fees of approximately $32 million once deployed

19 2% 2% 2% 6% 8% Oak Street NOI Under Triple Net Lease Property Expenses from Other Commercial Real Estate Triple Net Lease Gross Rent Growth —% 1% 2% 3% 4% 5% 6% 7% 8% 9% In A Rising Interest Rate And Inflationary Environment, Net Lease Provides A Structural Hedge Property expenses due to maintenance and repairs, insurance, taxes, tenant improvements, leasing commissions, and property downtime Contractual net rent growth from long- term net leases is typically more advantageous than higher gross rent growth over time due to unpredictable expense leakage Triple Net lease Net Rental Growth Rate Gross Rental Growth Rate The value attributed to the operating and other property level expenses is derived from a sample set of historical transactions in our Real Estate products with real estate expense disclosure.

Supplemental Information

21 BBB Rated by S&P and Fitch ~$1B Available Liquidity Total Debt ($m) Available Liquidity ($m) Supplemental Liquidity Metrics $1,660 $700 $400 $350 $210 Revolving Credit Facility 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes $68 $900 Revolving Credit Facility Cash and Cash Equivalents As of December 31, 2022, the average maturity of the Company's outstanding notes is ~14 years 2.9% Cost of Debt1 Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes the Revolving Credit Facility.

22 $88.8 $138.2 $88.8 $99.6 $108.9 $49.0 $7.4 $9.7 $68.6 $28.8 $6.7 $12.1 $48.5 $11.0 $7.5 $21.1 $10.8 $9.3 $29.3 Direct Lending GP Capital Solutions Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM FPAUM to AUM Bridge As of December 31, 2022, AUM not yet paying fees totaled $10.8 billion, reflecting expected annual management fees of approximately $141 million once deployed (dollars in billions) $2.4 $1.0 $0.1 $2.5 Figures may not sum due to rounding.

AUM and FPAUM Rollforwards

(dollars in millions)	Three Months Ended December 31, 2022 Direct Lending	GP Capital Solutions	Real Estate	Total	Twelve Months Ended December 31, 2022 Direct Lending	GP Capital Solutions	Real Estate	Total
AUM								
Beginning Balance	**$ 65,686**	**$ 47,839**	**$ 18,614**	**$ 132,139**	**$ 39,227**	**$ 39,906**	**$ 15,362**	**$ 94,495**
Acquisition	—	—	—	—	6,529	—	—	6,529
New capital raised	1,679	589	2,660	4,928	12,104	9,023	3,662	24,789
Change in debt	1,139	—	(517)	622	10,957	—	1,073	12,030
Distributions	(516)	(522)	(706)	(1,744)	(1,651)	(1,803)	(1,210)	(4,664)
Change in value / other	619	604	1,034	2,257	1,441	1,384	2,198	5,023
Ending Balance	**$ 68,607**	**$ 48,510**	**$ 21,085**	**$ 138,202**	**$ 68,607**	**$ 48,510**	**$ 21,085**	**$ 138,202**
FPAUM								
Beginning Balance	**$ 45,292**	**$ 28,457**	**$ 10,386**	**$ 84,135**	**$ 32,029**	**$ 21,212**	**$ 8,203**	**$ 61,444**
Acquisition	—	—	—	—	6,501	—	—	6,501
New capital raised / deployed[1]	3,779	390	1,011	5,180	12,472	9,425	3,304	25,201
Fee basis step down[1]	—	—	—	—	—	(1,779)	—	(1,779)
Distributions	(603)	(75)	(504)	(1,182)	(1,695)	(86)	(998)	(2,779)
Change in value / other	573	—	104	677	(266)	—	488	222
Ending Balance	**$ 49,041**	**$ 28,772**	**$ 10,997**	**$ 88,810**	**$ 49,041**	**$ 28,772**	**$ 10,997**	**$ 88,810**

Note 1. Reflects change in classification from fee basis step down to new capital raised / deployed for the fee holiday expiration in Dyal Fund V of $2.1 billion.

23

24 Product Performance Gross Return 4Q'22 2022 Returns Credit(1)(2) 3.6% 9.4 % Net Lease(1)(3) 4.0% 20.6 % Note 1. Gross and net returns for Direct Lending and Real Estate are represented by a composite comprised of the Direct Lending and Real Estate products reported in the 3Q'22 10-Q filing for Blue Owl Capital Inc. The composite excludes products that have launched within the last two years as such information is generally not meaningful. Note 2. The net return for Direct Lending was 2.7% and 5.7% for 4Q'22 and 2022, respectively. Note 3. The net return for Real Estate was 3.4% and 17.4% for 4Q'22 and 2022, respectively. IRR Gross Net IRRs Dyal Fund III 31.2% 23.6 % Dyal Fund IV 83.4% 50.8 % Dyal Fund V 69.4% 37.1%

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 4Q'22	3Q'22	4Q'21	Year Ended 2022	2021
Revenues					
Management fees, net (includes Part I Fees of $78,100, $62,808, $41,724, $233,993 and $150,370)	$ 341,272	$ 338,377	$ 227,337	$ 1,211,606	$ 667,935
Administrative, transaction and other fees	42,020	32,609	55,276	145,895	150,037
Realized performance income	12,221	—	5,906	12,221	5,906
Total Revenues, Net	**395,513**	**370,986**	**288,519**	**1,369,722**	**823,878**
Expenses					
Compensation and benefits	247,931	234,745	130,529	894,686	1,496,988
Amortization of intangible assets	64,663	65,835	46,362	256,909	113,889
General, administrative and other expenses	54,955	67,972	45,450	220,610	140,268
Total Expenses	**367,549**	**368,552**	**222,341**	**1,372,205**	**1,751,145**
Other Income (Loss)					
Net losses on investments	578	(592)	(3,381)	(132)	(3,526)
Net losses on retirement of debt	—	—	(1,491)	—	(17,636)
Interest expense	(12,799)	(15,027)	(9,488)	(55,711)	(27,275)
Change in TRA liability	(6,752)	3,599	(7,969)	(11,435)	(13,848)
Change in warrant liability	(1,100)	(2,747)	(908)	34,634	(43,670)
Change in earnout liability	(12,024)	(1,760)	(78,163)	(14,488)	(834,255)
Total Other Loss	**(32,097)**	**(16,527)**	**(101,400)**	**(47,132)**	**(940,210)**
Loss Before Income Taxes	**(4,133)**	**(14,093)**	**(35,222)**	**(49,615)**	**(1,867,477)**
Income tax benefit	(5,888)	(4,085)	(21,809)	(9,380)	(65,211)
Consolidated and Combined Net Income (Loss)	**1,755**	**(10,008)**	**(13,413)**	**(40,235)**	**(1,802,266)**
Net (income) loss attributable to noncontrolling interests	(163)	12,068	13,495	30,946	1,426,095
Net Income (Loss) Attributable to Blue Owl Capital Inc.	**$ 1,592**	**$ 2,060**	**$ 82**	**$ (9,289)**	**$ (376,171)**
Net Income (Loss) Attributable to Class A Shares	$ 1,592	$ 2,060	$ 82	$ (9,289)	$ (450,430)
Earnings (Loss) per Class A Share					
Basic	$ 0.00	$ 0.00	$ 0.00	$ (0.02)	$ (1.27)
Diluted	$ 0.00	$ 0.00	$ (0.01)	$ (0.02)	$ (1.34)
Weighted-Average Class A Shares					
Basic	452,004,336	441,487,112	383,528,219	433,431,256	354,949,067
Diluted	464,843,936	1,411,812,068	1,365,088,500	433,431,256	1,315,186,416

26

27 Non-GAAP Measures Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments, net losses on retirement of debt; interest; changes in TRA, warrant and earnout liabilities; and taxes. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions. FRE revenues and FRE expenses also exclude realized performance income and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products that have no impact to our bottom line operating results, and therefore do not represent our total revenues or total expenses in any given period. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, realized performance income and related compensation, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. Adjusted Fee-Related Earnings and Adjusted Distributable Earnings Adjusted Fee-Related Earnings and Adjusted Distributable Earnings are supplemental non-GAAP measures of operating performance that are determined on the same basis as Fee-Related Earnings and Distributable Earnings, respectively, assuming that the Dyal Capital acquisition had closed on April 1, 2021. Adjusted Revenues were based on the actual revenues generated by the Dyal Capital funds for the period, and Adjusted Expenses were based on the incremental expense levels experienced in the stub period following the acquisition closing date. These expense levels were based on current results and may not be indicative of future results. Adjusted EBITDA Adjusted EBITDA is a supplemental non-GAAP measure of operating performance used to assess the Company's ability to service its debt obligations. Adjusted EBITDA is equal to Distributable Earnings plus interest expense, taxes and TRA payable, and fixed assets depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure that supplements and should be considered in addition to and not in lieu of our GAAP results, and such measure should not be considered as indicative of our liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future) and Common Units of the Blue Owl Operating Group. Common Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management.

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	Year Ended 2022	Adjusted 2021
GAAP Net Income (Loss) Attributable to Class A Shares	$ 1,592	$ 2,060	$ (1,126)	$ (11,815)	$ 82	$ (9,289)	$ (376,171)
Net income (loss) attributable to noncontrolling interests	163	(12,068)	(7,940)	(11,101)	(13,495)	(30,946)	(1,426,095)
Income tax expense (benefit)	(5,888)	(4,085)	5,631	(5,038)	(21,809)	(9,380)	(65,211)
GAAP Income (Loss) Before Income Taxes	**(4,133)**	**(14,093)**	**(3,435)**	**(27,954)**	**(35,222)**	**(49,615)**	**(1,867,477)**
Incremental earnings assuming the Business Combination closed on 1/1/21	—	—	—	—	—	—	95,717
Net loss (income) allocated to noncontrolling interests included in Fee-Related Earnings	1,379	4,451	1,359	520	(718)	7,709	(3,959)
Strategic Revenue-Share Purchase consideration amortization	9,769	9,770	8,922	8,922	8,922	37,383	9,892
Realized performance income	(12,221)	—	—	—	(5,906)	(12,221)	(5,906)
Realized performance compensation	4,282	—	—	—	2,067	4,282	2,067
Equity-based compensation - other	30,320	27,381	24,293	17,526	6,891	99,520	6,891
Equity-based compensation - acquisition related	62,831	62,831	62,139	60,654	9,851	248,455	1,184,170
Equity-based compensation - Business Combination grants	18,319	17,864	18,253	18,421	14,275	72,857	14,275
Acquisition-related cash earnout amortization	17,402	16,515	16,111	16,082	—	66,110	—
Capital-related compensation	1,675	972	850	830	1,416	4,327	1,416
Amortization of intangible assets	64,663	65,835	64,885	61,526	46,362	256,909	113,889
Transaction Expenses	951	976	4,737	2,425	16,007	9,089	56,218
Expense support	(5,464)	785	5,661	7,212	—	8,194	—
Net losses (gains) on investments	(578)	592	123	(5)	3,381	132	3,526
Net losses on early retirement of debt	—	—	—	—	1,491	—	17,636
Change in TRA liability	6,752	(3,599)	(1,370)	9,652	7,969	11,435	13,848
Change in warrant liability	1,100	2,747	(20,723)	(17,758)	908	(34,634)	43,670
Change in earnout liability	12,024	1,760	208	496	78,163	14,488	834,255
Interest expense	12,799	15,027	15,051	12,834	9,488	55,711	27,275
Fee-Related Earnings	**221,870**	**209,814**	**197,064**	**171,383**	**165,345**	**800,131**	**547,403**
Realized performance income	12,221	—	—	—	5,906	12,221	5,906
Realized performance compensation	(4,282)	—	—	—	(2,067)	(4,282)	(2,067)
Interest expense	(12,799)	(15,033)	(15,045)	(12,834)	(9,488)	(55,711)	(27,275)
Taxes and TRA Payments	(2,009)	(3,108)	(1,617)	(2,823)	(514)	(9,557)	(926)
Distributable Earnings	**215,001**	**191,673**	**180,402**	**155,726**	**159,182**	**742,802**	**523,041**
Interest expense	12,799	15,033	15,045	12,834	9,488	55,711	27,275
Taxes and TRA Payments	2,009	3,108	1,617	2,823	514	9,557	926
Fixed assets depreciation and amortization	1,610	235	241	218	209	2,304	665
Adjusted EBITDA	**$ 231,419**	**$ 210,049**	**$ 197,305**	**$ 171,601**	**$ 169,393**	**$ 810,374**	**$ 551,907**

28

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except per share data)	Quarter Ended 4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	Year Ended 2022	Adjusted 2021
Weighted-Average Adjusted Shares							
Class A Shares[(1)]	441,185,492	430,734,524	411,790,776	406,180,833	374,128,732	422,597,035	
Common Units and Vested Incentive Units	956,993,119	969,110,392	986,015,743	992,558,461	981,560,281	976,052,648	
Total Weighted-Average Adjusted Shares	**1,398,178,611**	**1,399,844,916**	**1,397,806,519**	**1,398,739,294**	**1,355,689,013**	**1,398,649,683**	
Net income (loss) per Class A Share - Basic	$ 0.00	$ 0.00	$ 0.00	$ (0.03)	$ 0.00	$ (0.02)	
Net income (loss) per Class A Share - Diluted	$ 0.00	$ 0.00	$ 0.00	$ (0.03)	$ (0.01)	$ (0.02)	
Fee-Related Earnings per Adjusted Share	$ 0.16	$ 0.15	$ 0.14	$ 0.12	$ 0.12	$ 0.57	
Distributable Earnings per Adjusted Share	$ 0.15	$ 0.14	$ 0.13	$ 0.11	$ 0.12	$ 0.53	
GAAP Revenues	**$ 395,513**	**$ 370,986**	**$ 327,246**	**$ 275,977**	**$ 288,519**	**$ 1,369,722**	**$ 823,878**
Incremental revenues assuming the Business Combination closed on 1/1/21	—	—	—	—	—	—	123,374
Strategic Revenue-Share Purchase consideration	9,769	9,770	8,922	8,922	8,922	37,383	9,892
Realized performance income	(12,221)	—	—	—	(5,906)	(12,221)	(5,906)
Reimbursed expenses	(24,703)	(17,783)	(18,357)	(12,301)	(16,676)	(73,144)	(51,596)
FRE Revenues	**$ 368,358**	**$ 362,973**	**$ 317,811**	**$ 272,598**	**$ 274,859**	**$ 1,321,740**	**$ 899,642**
GAAP Compensation and Benefits	**$ 247,931**	**$ 234,745**	**$ 218,118**	**$ 193,892**	**$ 130,529**	**$ 894,686**	**$ 1,496,988**
Incremental compensation and benefits assuming the Business Combination closed on 1/1/21	—	—	—	—	—	—	23,431
Realized performance compensation	(4,282)	—	—	—	(2,067)	(4,282)	(2,067)
Equity-based compensation - other	(30,320)	(27,381)	(23,984)	(17,113)	(5,674)	(98,798)	(5,674)
Equity-based compensation - acquisition related	(62,831)	(62,831)	(62,139)	(60,654)	(9,851)	(248,455)	(1,184,170)
Equity-based compensation - Business Combination grants	(18,319)	(17,864)	(18,253)	(18,421)	(14,275)	(72,857)	(14,275)
Acquisition-related cash earnout amortization	(17,402)	(16,515)	(16,111)	(16,082)	—	(66,110)	—
Capital-related compensation	(1,675)	(973)	(849)	(830)	(1,416)	(4,327)	(1,416)
Reimbursed expenses	(11,374)	(10,646)	(10,973)	(5,823)	(12,965)	(38,816)	(43,532)
FRE Compensation and Benefits	**$ 101,728**	**$ 98,535**	**$ 85,809**	**$ 74,969**	**$ 84,281**	**$ 361,041**	**$ 269,285**
GAAP General, Administrative and Other Expenses	**$ 54,955**	**$ 67,972**	**$ 54,389**	**$ 43,294**	**$ 45,450**	**$ 220,610**	**$ 140,268**
Incremental general, administrative and other expenses assuming the Business Combination closed on 1/1/21	—	—	—	—	—	—	4,214
Equity-based compensation - other	—	—	(309)	(413)	(1,217)	(722)	(1,217)
Transaction Expenses	(951)	(941)	(4,702)	(2,672)	(16,007)	(9,266)	(56,218)
Expense support	5,464	(820)	(5,696)	(6,965)	—	(8,017)	—
Reimbursed expenses	(13,329)	(7,136)	(7,385)	(6,478)	(3,711)	(34,328)	(8,053)
FRE General, Administrative and Other Expenses	**$ 46,139**	**$ 59,075**	**$ 36,297**	**$ 26,766**	**$ 24,515**	**$ 168,277**	**$ 78,994**

[(1)]Excludes 10,818,844, 10,752,588, 10,841,191, 10,928,095, 9,399,487 and 10,834,220, respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

29

30 Assets Under Management or AUM Refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”). our BDCs Refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”), Owl Rock Capital Corporation II (“ORCC II”), Owl Rock Capital Corporation III (“ORCC III”), Owl Rock Technology Finance Corp. (“ORTF”), Owl Rock Technology Finance Corp. II (“ORTF II”), Owl Rock Core Income Corp. (“ORCIC”) and Owl Rock Technology Income Corp. (“ORTIC”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by an agreement, the “Business Combination Agreement,” which were completed on May 19, 2021. The Business Combination Agreement was dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC. Direct Lending Refers to our Direct Lending products, which offer private credit solutions to middle-market companies through four investment strategies: diversified lending, technology lending, first lien lending, opportunistic lending, and also includes our CLOs. Fitch Refers to Fitch Ratings credit rating agency. Fee-Paying AUM or FPAUM Refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Direct Lending products, excluding CLOs, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs, FPAUM is generally equal to the par value of collateral. For our GP Capital Solutions products, FPAUM for the GP minority equity investments strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Capital Solutions’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally based on total assets (including assets acquired with debt). GP Capital Solutions Refers to our GP Capital Solutions products, which primarily focus on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit platforms through two existing investment strategies: GP minority equity investments and GP debt financing, and also including our professional sports minority investment strategy. Defined Terms

31 Defined Terms (cont’d) Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Capital Solutions, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Capital Solutions, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Partner Manager Refers to alternative asset management firms in which the GP Capital Solution products invest. Permanent Capital Refers to AUM in products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers. Permanent capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Estate Refers, unless context indicates otherwise, to our Real Estate products, which primarily focus on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease strategy. S&P Refers to Standard & Poor's credit rating agency. Share Buyback Refers to shares purchased under our authorized repurchase programs, as well as shares withheld upon vesting of Class A restricted share units (“RSUs”) to satisfy tax withholding obligations. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time.